UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2016

Commission file number:     000-53662

BUTTE HIGHLANDS MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 1524, Carlsbad CA	92018
(Address of principal executive offices)	(Zip Code)

509) 979-3053

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01 Entry into a Material Definitive Agreement

On June 16, 2016 Butte Highlands Mining Company (“Butte”) entered into a Letter of Intent (“LOI”) with Interlok Key Management, LLC, a Texas limited liability company. Pursuant to the terms of the LOI, Butte will acquire one hundred percent (100%) of the Interests of INTERLOK (the “Acquisition”). The consideration for the Acquisition shall be the issuance by Butte Highlands to the INTERLOK members, including the shares issued to brokers and finders in connection with the Transaction, such number of shares of Butte Highlands as shall be equal to ninety-five percent (95%) of the outstanding shares of Butte Highlands at closing. The parties have agreed to use their best efforts to enter into a definitive agreement no later than July 15, 2016. At closing, the current directors of Butte will serially resign and be replaced by persons nominated by the management of Interlok.

Interlok is engaged in the business of developing and licensing its patented key based encryption methods. The company was formed to develop and license a new approach to enhance the strength of today’s key-based encryption methods through its patented Dynamic Synchronous Key Management technology.  Interlok’s solutions are intended to increase the effectiveness of current encryption products. InterLok’s unique design is also intended to prevent hacker attacks by providing perpetual authentication for communication sessions.

InterLok’s technology does not directly displace existing products or services available in the market today. It enhances and adds new capabilities. Whether approaching security from a physical or human interactive perspective, Interlok’s encryption method is intended to render data unavailable to unauthorized view or use.  Interlok’s products assure that other solutions are strengthened against new code breaking advances.

At closing Paul Hatfield, President and a Director of Butte shall be paid the sum of $55,000 for services in connection with this transaction. The fee is be payable: $25,000 in cash and the balance in the form of 250,000 restricted shares of Butte Highlands Class A common stock. In addition, Mr. Hatfield shall be awarded options to acquire an additional 350,000 shares of Butte Highlands Class A common stock at an exercise price equal to the closing price of Butte Highlands common stock on the OTC Bulletin Board as of the close of business on June 16, 2016, the date on which the Letter of Intent was fully executed.  The options, which will have piggy-back registration rights are exercisable for twenty-four months commencing on the closing of the transaction contemplated by the LOI.

In a related agreement, on June 20, 2016 Mr. Hatfield entered into a Stock Purchase Agreement with JD McGraw, of Houston, Texas. Mr. McGraw was instrumental in negotiating the LOI. Pursuant to the terms of the Stock Purchase Agreement, Mr. McGraw, or his assigns, have been granted the right to purchase from Paul Hatfield a maximum of Five Hundred Thousand (500,000) Shares at a price of $0.15 per share. The Stock Purchase Agreement is effective for a period of twenty-four (24) months commencing upon the closing of the transaction contemplated by the LOI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

BUTTE HIGHLANDS MINING COMPANY

Date: June 21, 2016

By: /s/ Paul Hatfield

Paul Hatfield, President